Exhibit 1.1


                                  $300,000,000
                                V.F. Corporation

                               6% Notes due 2033


                               Purchase Agreement


                                                                October 8, 2003


Banc of America Securities LLC
Citigroup Global Markets Inc.
As Representatives of the Initial Purchasers named in Schedule I hereto,
c/o Citigroup Global Markets Inc.,
388 Greenwich Street
New York, NY  10013.

Ladies and Gentlemen:


     V.F. Corporation, a Pennsylvania corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several parties named in Schedule I hereto (the "Initial Purchasers") $300,000,000 aggregate principal amount of the Notes specified above (the "Securities").

     1. The Company represents and warrants to, and agrees with, each of the Initial Purchasers that:

     (a) A preliminary offering memorandum, dated October 8, 2003 (the "Preliminary Offering Memorandum") and an offering memorandum, dated October 8, 2003 (the "Offering Memorandum") have been prepared in connection with the offering of the Securities. Any reference to the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be, shall be deemed to refer to and include the Company's Annual Report on Form 10-K for the fiscal year ended January 4, 2003, the Company's Quarterly Reports on Form 10-Q for the quarters ended April 5, 2003 and July 5, 2003, and the Company's Current Reports on Form 8-K filed on July 7, 2003 and August 27, 2003, and any reference to the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include (i) any documents filed with the United States Securities and Exchange Commission (the "Commission") pursuant to Section 13(a), 13(c) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be, and prior to such specified date and
(ii) any Additional Issuer Information (as defined in Section 5(e)) furnished by the Company prior to the completion of the distribution of the Securities;

and all documents filed under the Exchange Act and so deemed to be included in the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be, or any amendment or supplement thereto are hereinafter called the "Exchange Act Reports". The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder. The Preliminary Offering Memorandum or the Offering Memorandum and any amendments or supplements thereto and the Exchange Act Reports did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Initial Purchaser through the Representatives expressly for use therein;

     (b) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Offering Memorandum any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum; and, since the respective dates as of which information is given in the Offering Memorandum, there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Offering Memorandum;

     (c) The Company is a corporation duly incorporated and is validly subsisting as a corporation in good standing under the laws of Pennsylvania, with power and authority to own its properties and conduct its business as described in the Offering Memorandum, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each material subsidiary of the Company listed on
Schedule II hereto and each material subsidiary organized under the laws of a jurisdiction outside the United States has been duly organized and is validly existing as a corporation, partnership or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation of formation;

     (d) The Company has an authorized capitalization as set forth in the Offering Memorandum, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock, partnership interests and limited liability company interests, as the case may be, of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (where applicable) and (except for directors' qualifying shares and


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


except as set forth in the Offering Memorandum) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

     (e) The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company, enforceable against the Company and entitled to the benefits provided by the indenture dated September 29, 2000 (the "Indenture"), between the Company and The Bank of New York (formerly known as United States Trust Company of New York), as Trustee (the "Trustee"), under which they are to be issued, and will be substantially in the form previously delivered to you; the Indenture has been duly authorized, executed and delivered by the Company, the Indenture constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent conveyance, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Securities and the Indenture will conform to the descriptions thereof in the Offering Memorandum and will be in substantially the form previously delivered to you;

     (f) This Agreement has been duly authorized, executed and delivered by the Company;

     (g) The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or By-laws of the Company or any law, statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or, the Indenture, except such as may be required under federal securities law and state securities laws in connection with the actions described in Section 5(g) hereof, and except for such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Initial Purchasers;

     (h) Other than as set forth in the Offering Memorandum, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which would, individually or in the aggregate, be reasonably likely to have a material adverse effect on the consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;


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

     (i) When the Securities are issued and delivered pursuant to this Agreement, the Securities will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

     (j) The Company is subject to Section 13 or 15(d) of the Exchange Act;

     (k) Neither the Company, nor any person acting on its or their behalf has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Securities sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Securities Act and the Company, any affiliate of the Company and any person acting on its or their behalf has complied with and will implement the "offering restriction" within the meaning of such Rule 902;

     (l) Within the preceding six months, neither the Company nor any other person acting on behalf of the Company has offered or sold to any person any Securities, or any securities of the same or a similar class as the Securities, other than Securities offered or sold to the Initial Purchasers hereunder. The Company will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act) of any Securities or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company by the Representatives), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act;

     (m) To the best of the Company's knowledge, after reasonable inquiry, PricewaterhouseCoopers, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

     2. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Initial Purchasers, and each of the Initial Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 96.495% of the principal amount thereof for the notes due 2033 plus accrued interest, if any, from October 8, 2003 to the Time of Delivery hereunder, the principal amount of Securities set forth opposite the name of such Initial Purchaser in Schedule I hereto.

     3. Upon the authorization by the Company of the release of the Securities, the several Initial Purchasers propose to offer the Securities for sale upon the terms and conditions set forth in this Agreement and the Offering Memorandum and each Initial Purchaser hereby represents and warrants to, and agrees with the Company that:

     (a) It will offer and sell the Securities only: (i) to persons who it reasonably believes are "qualified institutional buyers" ("QIBs") within the meaning of Rule 144A under the Act in transactions meeting the requirements of Rule 144A and (ii) upon the terms and conditions set forth in Annex I to this Agreement; and

     (b) It will not offer or sell the Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Act.

     4. (a) The Securities to be purchased by each Initial Purchaser hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company ("DTC") or its designated custodian. The Company will deliver the Securities to Citigroup Global Markets Inc. for the account of each Initial Purchaser, against payment by or on behalf of Citigroup Global Markets Inc. of the purchase price therefor by wire transfer, payable to the order of the Company in Federal (same day) funds, by causing DTC to credit the Securities to the account of Citigroup Global Markets Inc. at DTC. The Company will cause the certificates representing the Securities to be made available to the Representatives for checking at least twenty-four hours prior to the Time of Delivery (as defined below). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on October 14, 2003 or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date are herein called the "Time of Delivery".


     (b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Securities and any additional documents requested by the Initial Purchasers pursuant to Section 7(h) hereof, will be delivered at such time and date at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017 or such other place as the parties may agree (the "Closing Location"), and the Securities will be delivered at the office of DTC or its designated custodian, all at the Time of Delivery. A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

     5. The Company agrees with each of the Initial Purchasers:

     (a) To prepare the Offering Memorandum in a form approved by you; to make no amendment or any supplement to the Offering Memorandum which shall be reasonably disapproved by you promptly after reasonable notice thereof.

     (b) Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

     (c) To furnish the Initial Purchasers with copies of the Offering Memorandum and each amendment or supplement thereto signed by an authorized officer of the Company with the independent accountants' report(s) in the Offering Memorandum, and any amendment or supplement containing amendments to the financial statements covered by such report(s), signed by the accountants, and additional copies thereof, in such quantities as you may from time to time reasonably request, and if, at any time prior to the earlier of (i) the expiration of nine months after the date of the Offering Memorandum, and (ii) the completion of the resale of the Securities by the Initial Purchasers, any event shall have occurred as a result of which the Offering Memorandum as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Memorandum is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Offering Memorandum, to notify you and upon your request to prepare and furnish without charge to each Initial Purchaser and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Offering Memorandum or a supplement to the Offering Memorandum which will correct such statement or omission or effect such compliance;

     (d) Not to sell, offer for sale or solicit offers to buy, or otherwise dispose of, any security (as defined in the Securities Act) which would be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities;

     (e) At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Securities, to furnish at its expense, upon request, to holders of Securities and prospective purchasers of securities information (the "Additional Issuer Information") satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Act;

     (f) During the period of two years after the Time of Delivery, the Company will not, and will not permit any of its "affiliates" (as defined in Rule 144 under the Securities Act) to, resell any of the Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them;

     (g) The Company shall file on or prior to 90 days after the Time of Delivery, and use its reasonable best efforts to cause to be declared or become effective under the Securities Act, a registration statement on Form S-4 providing for the registration of (i) another series of debt securities of the Company, with terms identical to the Securities (the "Exchange Securities"), and the exchange of the Securities for the Exchange Securities, all in a manner which will permit persons who acquire the Exchange Securities to resell the Exchange Securities pursuant to Section 4(1) of the Securities Act; and


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

     (h) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Offering Memorandum under the caption "Summary of the Offering -Use of Proceeds".

     6. The Company covenants and agrees with the several Initial Purchasers that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the issuance of the Securities and all other expenses in connection with the preparation and printing of the Preliminary Offering Memorandum and the Offering Memorandum and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Initial Purchasers and dealers; (ii) the cost of printing or producing any Agreement among Initial Purchasers, this Agreement, the Indenture, the Blue Sky and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Initial Purchasers in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; and (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Initial Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

     7. The obligations of the Initial Purchasers hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

     (a) Sullivan & Cromwell LLP, counsel for the Initial Purchasers, shall have furnished to you such opinion or opinions, dated the Time of Delivery, in such form that is satisfactory to you and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

     (b) Candace S. Cummings, counsel for the Company, shall have furnished to you her written opinion, dated the Time of Delivery, substantially in the form attached as Annex A hereto;

     (c) Davis Polk & Wardwell, counsel to the Company, shall have furnished to you their written opinion dated the Time of Delivery, substantially in the form attached as Annex B hereto;


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

     (d) On the date of the Offering Memorandum prior to the execution of this Agreement and also at the Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex II hereto;

     (e) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Offering Memorandum any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum, and (ii) since the respective dates as of which information is given in the Offering Memorandum there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Offering Memorandum, the effect of which, in any such case described in clause (i) or
(ii), is in the judgment of the Initial Purchasers so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in the Offering Memorandum;

     (f) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities;

     (g) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; or (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iii) in the judgment of the Initial Purchasers makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Offering Memorandum;

     (h) The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsection (e) of this Section and as to such other matters as you may reasonably request.

     8. (a) The Company will indemnify and hold harmless each Initial Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Initial Purchaser may


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become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse each Initial Purchaser for any legal or other expenses reasonably incurred by such Initial Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Memorandum or the Offering Memorandum or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser through the Representatives expressly for use therein.

     (b) Each Initial Purchaser will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Memorandum or the Offering Memorandum or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

     (c) Promptly after receipt by an indemnified party under subsection (a) or
(b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the


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settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

     (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Initial Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Initial Purchasers, in each case as set forth in the Offering Memorandum. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Initial Purchasers on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection
(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Initial Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.


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     (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Initial Purchaser within the meaning of the Act; and the obligations of the Initial Purchasers under this Section 8 shall be in addition to any liability which the respective Initial Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

     9. (a) If any Initial Purchaser shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Initial Purchaser you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Memorandum, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments to the Offering Memorandum which in your opinion may thereby be made necessary. The term "Initial Purchaser" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

     (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities which such Initial Purchaser agreed to purchase hereunder and, in addition, to require each non-defaulting Initial Purchaser to purchase its pro rata share (based on the principal amount of Securities which such Purchaser agreed to purchase hereunder) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Initial Purchaser from liability for its default.

     (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Initial Purchasers to purchase Securities of a defaulting Initial Purchaser or Initial Purchasers, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Initial Purchaser or the Company, except for the expenses to be borne by the Company and the Initial Purchasers as provided in
Section 6 hereof and the indemnity and contribution agreements in

Section 8 hereof; but nothing herein shall relieve a defaulting Initial Purchaser from liability for its default.

     10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Initial Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Initial Purchaser or any controlling person of any Initial Purchaser, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

     11. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Initial Purchaser except as provided in Sections 6 and 8 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Initial Purchasers through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Initial Purchasers in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Initial Purchaser except as provided in Sections 6 and 8 hereof.

     12. In all dealings hereunder, you shall act on behalf of each of the Initial Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Initial Purchaser made or given by you jointly or by the Representatives on behalf of you.


     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Initial Purchasers shall be delivered or sent by mail or facsimile transmission to you in care of Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel (facsimile number: (212) 526-0943); and if to the Company shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Offering Memorandum, Attention: Corporate Secretary (facsimile number:
(336) 424-7696); provided, however, that any notice to an Initial Purchaser pursuant to Section 8(c) hereof shall be delivered or sent by mail or facsimile transmission to such Initial Purchaser at its address set forth in its Initial Purchasers' Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

     13. This Agreement shall be binding upon, and inure solely to the benefit of, the Initial Purchasers, the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Initial Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Initial Purchaser shall be deemed a successor or assign by reason merely of such purchase.

     14. Time shall be of the essence of this Agreement.

     15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

     If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Initial Purchasers, this letter and such acceptance hereof shall constitute a binding agreement between each of the Initial Purchasers and the Company. It is understood that your acceptance of this letter on behalf of each of the Initial Purchasers is pursuant to the authority set forth in a form of agreement among Initial Purchasers, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.


                                     Very truly yours,


                                     V.F. Corporation


                                     By:  ....................................
                                          Name:
                                          Title:



                                     By:  ....................................
                                          Name:
                                          Title:

The foregoing Agreement hereby
Confirmed and accepted as of the
Date first above written.

Banc of America Securities LLC
Citigroup Global Markets Inc.

By:  Citigroup Global Markets Inc.



By:  __________________________________
     Name:
     Title:

For themselves and the other several
Initial Purchasers  named in Schedule I
to the foregoing Agreement.

                                   SCHEDULE I
                                                                   Principal
                                                                   Amount of
                                                                  Notes to be
                  Initial Purchaser                                Purchased
                  -----------------                                ---------
Banc of America Securities LLC ................................  $105,000,000.
Citigroup Global Markets Inc...................................   105,000,000
Wachovia Capital Markets, LLC..................................    27,000,000
ABN AMRO Incorporated .........................................     9,000,000
Barclays Capital Inc. .........................................     9,000,000
Fleet Securities, Inc. ........................................     9,000,000
HSBC Securities (USA) Inc. ....................................     9,000,000
J.P. Morgan Securities Inc. ...................................     9,000,000
PNC Capital Markets, Inc. .....................................     9,000,000
U.S. Bancorp Piper Jaffray Inc. ...............................     9,000,000
                                                                 ------------
          Total................................................  $300,000,000
                                                                 ============

                                  SCHEDULE II
-------------------------------------------------------------------------------
JanSport Apparel Corp.                        Delaware
-------------------------------------------------------------------------------
JanSport, Inc.                                Delaware
-------------------------------------------------------------------------------
The H. D. Lee Company, Inc.                   Delaware
-------------------------------------------------------------------------------
Nautica Enterprises, Inc.                     Delaware
-------------------------------------------------------------------------------
The North Face Apparel Corp.                  Delaware
-------------------------------------------------------------------------------
The North Face, Inc.                          Delaware
-------------------------------------------------------------------------------
Vanity Fair, Inc.                             Delaware
-------------------------------------------------------------------------------
VF Factory Outlet, Inc.                       Delaware
-------------------------------------------------------------------------------
VF Imagewear, Inc.                            Delaware
-------------------------------------------------------------------------------
VF Intimates, LP                              Delaware
-------------------------------------------------------------------------------
VF Jeanswear Limited Partnership              Delaware
-------------------------------------------------------------------------------
VF Playwear, Inc.                             Delaware
-------------------------------------------------------------------------------
VFJ Credit Corp.                              Delaware
-------------------------------------------------------------------------------
Wrangler Apparel Corp.                        Delaware
-------------------------------------------------------------------------------



                                     SII-1

                                                                        ANNEX I

     (1) The Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act. Each Initial Purchaser represents that it has offered and sold the Securities, and will offer and sell the Securities (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Time of Delivery, only in accordance with Rule 903 of Regulation S or Rule 144A under the Act. Accordingly, each Initial Purchaser agrees that neither it, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Initial Purchaser agrees that, at or prior to confirmation of sale of Securities (other than a sale pursuant to Rule 144A), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

          "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S."

Terms used in this paragraph have the meanings given to them by Regulation S.

     (2) Each Initial Purchaser further represents and agrees that (i) it has not offered or sold and, prior to the expiry of a period of six months from the closing date, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000, or FSMA) received by it in connection with the issue or sale of any Securities in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

     (3) Each Initial Purchaser further represents and agrees the Securities (including rights representing an interest in a Security in global form) may only be offered in the Netherlands to persons who trade or invest in securities in the conduct of their profession or trade (which includes banks, securities intermediaries (including dealers and brokers), insurance companies, pension funds, other institutional investors and commercial enterprises which as an ancillary activity regularly invest in securities.

     (4) Each Initial Purchaser further represents and agrees that no syndicate member has offered or sold, or will offer or sell, in Hong Kong, by means of any document, any Securities other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or under circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong, nor has it issued or had in its possession for the purpose of issue, nor will it issue or have in its possession for the purpose of issue, any invitation or advertisement relating to the Securities in Hong Kong (except as permitted by the securities laws of Hong Kong) other than with respect to Securities which are intended to be disposed of to persons outside Hong Kong or to be disposed of only to persons whose business involves the acquisition, disposal, or holding of securities (whether as principal or as agent).

     (5) Each Initial Purchaser further represents and agrees that the Offering Memorandum and any other document or material in connection with the offer or sale, or invitation or subscription or purchase, of the Securities may not be circulated or distributed, nor may the Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the Securities to the public in Singapore.

     (6) Each Initial Purchaser further represents and agrees that the Securities have not been registered under the Securities and Exchange Law of Japan and are not being offered or sold and may not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, except (1) pursuant to an exemption from the registration requirements of the Securities and Exchange Law of Japan and (ii) in compliance with any other applicable requirements of Japanese law.

     (7) Each Initial Purchaser agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions. Each Initial Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose. Each Initial Purchaser agrees not to cause any advertisement of the Securities to be published in any newspaper or periodical or posted in any public place and not to issue any memorandum relating to the Securities, except in any such case with the Company's and the Representatives express written consent and then only at its own risk and expense.



                                     AII-2

                                                                       ANNEX II

     Pursuant to Section 7(d) of the Purchase Agreement, the accountants shall furnish letters to the Initial Purchasers to the effect that:

     (i) They are independent certified public accountants within the meaning of the Act and the applicable rules and regulations thereunder adopted by the SEC;

     (ii) In their opinion, the consolidated financial statements of the Company and its subsidiaries audited by them and included or incorporated by reference in the Offering Memorandum comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the SEC;

     (iii) On the basis of procedures (but not an audit in accordance with generally accepted auditing standards) consisting of:

     a) Reading the minutes of meetings of the stockholders and the Board of Directors of the Company and its consolidated subsidiaries since January 4, 2003 as set forth in the minute books through a specified date not more than five business days prior to the date of delivery of such letter;

     b) Performing the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS 100 or SAS 71, as applicable, Interim Financial Information, on the unaudited condensed interim financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Offering Memorandum and reading the unaudited interim financial data for the period from the date of the latest balance sheet included or incorporated by reference in the Offering Memorandum to the date of the latest available interim financial data; and

     c) Making inquiries of certain officials of the Company who have responsibility for financial and accounting matters regarding the specific items for which representations are requested below;

nothing has come to their attention as a result of the foregoing procedures that caused them to believe that:

     (1) the unaudited condensed interim financial statements, included or incorporated by reference in the Offering Memorandum, do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related rules and regulations adopted by the SEC;

     (2) any material modifications should be made to the unaudited condensed interim financial statements, included or incorporated by reference in the Offering Memorandum, for them to be in conformity with generally accepted accounting principles;

     (3) (i) at the date of the latest available interim financial data and at a specified date not more than five business days prior to the date of delivery of such letter, there was any change in the capital stock, increase in long-term debt or any decreases in consolidated net current assets


                                     AII-1

(working capital) or shareholders' equity of the Company and subsidiaries consolidated as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Offering Memorandum or (ii) for the period from the date of the latest income statement included or incorporated by reference in the Offering Memorandum to the date of the latest available financial data and for the period from the date of the latest income statement included or incorporated by reference in the Offering Memorandum to a specified date not more than five business days prior to delivery of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net sales or in the total or per-share amounts of net income, except in all instances for changes, increases or decreases which the Offering Memorandum discloses have occurred or may occur, or they shall state any specific changes, increases or decreases.

     (iv) The letter shall also state that they have:

     (a) Read the dollar amounts, percentages, and other financial information as determined by the Initial Purchasers and agreed such dollar amounts, percentages, and information, respectively, to appropriate accounts in the Company's accounting records subject to controls over financial reporting and to schedules prepared by the Company therefrom;

     (b) Read the dollar and per share amounts listed under "Selected Financial Data" and agreed such amounts to audited financial statements.


                                     AII-2

                                                                        ANNEX A

                     Form of Opinion of Candace S. Cummings




                                                               October 14, 2003


Banc of America Securities LLC
Citigroup Global Markets Inc.
As Representatives of the Initial Purchasers
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Dear Sirs:

     I have acted as counsel to V.F. Corporation, a Pennsylvania corporation (the "Company"), in connection with (i) the issue and sale to you as Initial Purchasers pursuant to the Purchase Agreement dated October 8, 2003 (the "Purchase Agreement") of $300,000,000 aggregate principal amount of the Company's 6% Notes due 2033 (the "Notes") to be issued pursuant to the Indenture dated as of September 29, 2000 between the Company and The Bank of New York (formerly known as United States Trust Company of New York), as Trustee (the "Trustee"), and (ii) the Exchange and Registration Rights Agreement dated as of October 14, 2003 between the Company and the Initial Purchasers (the "Exchange and Registration Rights Agreement"). Capitalized terms used herein unless otherwise defined shall have the meanings specified in the Purchase Agreement.

     I have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, certificates of public officials and other documents and instruments as I have deemed necessary or advisable for the purpose of rendering this opinion.

     For the purposes of this opinion, the Company's Offering Memorandum dated October 8, 2003, including the documents incorporated by reference therein (the "Incorporated Documents") relating to the Notes, is hereinafter referred to as the "Offering Memorandum", and such term shall include the Incorporated Documents.

     Based upon the foregoing and subject to the qualifications and exceptions set forth herein, it is my opinion that as of the date hereof:

     (i) The Company is a corporation duly incorporated and validly subsisting and in good standing under the laws of the Commonwealth of Pennsylvania and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its businesses or the ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not have a material adverse effect on the business, properties, financial position or results of operations of the Company and its subsidiaries and affiliates taken as a whole.

     (ii) The Company has an authorized capitalization as set forth in the Offering Memorandum, and all of the issued shares of capital stock of the Company have been duly and validly authorized and are fully paid and non-assessable;

     (iii) Each material subsidiary of the Company listed on Schedule II of the Purchase Agreement and, to the best of my knowledge, material subsidiaries organized under the laws of a jurisdiction outside the United States, has been duly organized and is validly existing as a corporation, partnership or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation or formation; all of the issued shares of capital stock, partnership interests or limited liability company interests, as the case may be, of each such subsidiary (including, to the best of my knowledge, material subsidiaries organized under the laws of a jurisdiction outside the United States) have been duly and validly authorized and issued, are fully paid and non-assessable (where applicable), and (except for directors' qualifying shares and except as otherwise set forth in the Offering Memorandum) are owned directly or indirectly by the Company, to the best of my knowledge, free and clear of all liens, encumbrances, equities or claims.

     (iv) To the best of my knowledge and other than as set forth in the Offering Memorandum, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which would, individually or in the aggregate, be reasonably likely to have a material adverse effect on the consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries (taken as whole); and, to the best of my knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

     (v) The issue and sale of the Notes and the compliance by the Company with all of the provisions of the Notes, the Indenture and the Purchase Agreement and the consummation of the transactions therein contemplated will not (i) conflict with or result in a violation of any provisions of the Articles of Incorporation or By-laws of the Company, (ii) conflict with or violate in any aspect any law, statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties or (iii) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, except, in the case of clauses (ii) and (iii) above, as would not have a material adverse effect on the business, properties, financial position or results of operations of the Company and its subsidiaries and affiliates taken as a whole.

     (vi) The Incorporated Documents as amended or supplemented (other than the financial statements and related schedules therein, as to which I express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934 as amended, and the rules and regulations of the Commission thereunder; and I have no reason to believe that any of such documents, when they were so filed, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were filed, not misleading.

     (vii) Each of the Purchase Agreement, the Indenture, the Notes and the Exchange and Registration Rights Agreement has been duly authorized, executed and delivered by the Company.

     I am a member of the Bar of the Commonwealth of Pennsylvania and I do not express any opinion herein concerning any law other than the laws of the Commonwealth of Pennsylvania, the federal laws of the United States and the General Corporation Law of the State of Delaware.

     This opinion is rendered to you solely in connection with the Purchase Agreement in my capacity as counsel for the Company. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person, except Davis Polk & Wardwell and Sullivan & Cromwell LLP, which may rely on this opinion as to matters governed by the laws of the Commonwealth of Pennsylvania for purposes of their respective opinions, without my prior written consent.

                                     Very truly yours,

                                                                        ANNEX B

                    Form of Opinion of Davis Polk & Wardwell


                                  212-450-4000



                                                               October 14, 2003

Banc of America Securities LLC
Citigroup Global Markets Inc.
As Representatives of the Initial Purchasers
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

     We have acted as special counsel to V.F. Corporation, a Pennsylvania corporation (the "Company") in connection with (i) the issue and sale to you, as the Initial Purchasers, pursuant to the Purchase Agreement dated October 8, 2003 (the "Purchase Agreement") of $300,000,000 aggregate principal amount of the Company's 6% Notes due 2033 (the "Notes") to be issued pursuant to the Indenture, dated as of September 29, 2000 between the Company and The Bank of New York (formerly known as United States Trust Company of New York), as Trustee (the "Trustee"), and (ii) the Exchange and Registration Rights Agreement dated October 14, 2003 between the Company and the Initial Purchasers (the "Exchange and Registration Rights Agreement"). Capitalized terms used but not otherwise defined herein are used as defined in the Purchase Agreement.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purposes of rendering this opinion.

     We have also participated in the preparation of the Offering Memorandum (including the review of, but not participation in the preparation of, the documents incorporated by reference therein (the "Incorporated Documents")) dated October 8, 2003 relating to the offering of the Notes (the "Offering Memorandum").

     Based upon the foregoing, we are of the opinion that:

     (1) The Notes have been duly authorized and executed by the Company and will, when authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, be entitled to the benefits of the Indenture and the Exchange and Registration Rights Agreement and will be valid and legally binding obligations of the Company, enforceable in accordance with their terms, except (i) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally and (ii) as such enforcement may be limited by general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity.

     (2) Each of the Indenture and the Exchange and Registration Rights Agreement has been duly authorized, executed and delivered by the Company and assuming, in the case of the Indenture, the due authorization, execution and delivery thereof by the Trustee, and, in the case of the Exchange and Registration Rights Agreement, the due authorization, execution and delivery thereof by the Initial Purchasers, each of the Indenture and the Exchange and Registration Rights Agreement constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally, (ii) as such enforcement may be limited by general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity, and (iii) as rights to indemnity and contribution under the Exchange and Registration Rights Agreement may be limited by applicable law.

     (3) The Notes and the Indenture conform in all material respects to the descriptions thereof contained in the Offering Memorandum.

     (4) The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Purchase Agreement, the Indenture and the Exchange and Registration Rights Agreement will not contravene any provision of applicable law and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Purchase Agreement, the Indenture or the Exchange and Registration Rights Agreement (except such as may be required in connection with the Exchange and Registration Rights Agreement under federal securities law and state securities laws).

     (5) The statements under the captions "Description of the Notes," and "Notice to Investors" in the Offering Memorandum, insofar as such statements constitute a summary of the documents or proceedings referred to therein, fairly summarize the matters referred to therein.

     (6) The statements under the caption "Certain U.S. Federal Income Tax Considerations for Non-United States Holders" in the Offering Memorandum insofar as such statements constitute a summary of the United States federal tax laws referred to therein, are accurate and fairly summarize in all material respects the United States federal tax laws referred to therein.

     (7) Assuming the accuracy of the representations and warranties, and compliance with the agreements and covenants, contained in the Purchase Agreement and the Indenture, and in the Offering Memorandum under the caption "Plan of Distribution", it is not necessary, in connection with the offer, sale and delivery of the Notes to the Initial Purchasers under the Purchase Agreement or in connection with the initial resale of such Notes by the Initial Purchasers in the manner contemplated by the Purchase Agreement and the Offering Memorandum, to register the Notes under the Securities Act of 1933, as amended, or to qualify the Indenture under the Trust Indenture Act of 1939, as amended, it being understood that no opinion is expressed as to any subsequent resale of any Note.

     We have not ourselves checked the accuracy or completeness of, or otherwise verified, the information furnished with respect to other matters in the Offering Memorandum. We have generally reviewed and discussed with certain officers and employees of the Company, independent public accountants for the Company and your representatives the information furnished, whether or not subject to our independent check and verification. On the basis of such consideration, review and discussion, but without independent check or verification except as stated, no facts have come to our attention to cause us to believe that the Offering Memorandum, including the Incorporated Documents (except for the financial statements and notes thereto and other financial and statistical data included or incorporated by reference therein or omitted therefrom, as to which we express no belief), as of its date or as of the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     We are members of the Bar of the State of New York and our opinion is limited to the laws of the State of New York and the Federal laws of the United States at the date hereof. In giving the foregoing opinions, we have, with your permission, relied on the opinion of Candace S. Cummings, dated the date hereof, delivered pursuant to Section 7(b) of the Purchase Agreement, as to all matters governed by the laws of the Commonwealth of Pennsylvania. Our opinion is subject in all respects to the assumptions, qualifications and exceptions contained in such opinion.

     This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

                                     Very truly yours,






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